UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

AVISTA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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Transaction Fact Sheet
Hydro One Snapshot
• Ontario’s largest electricity transmission and distribution provider
• C$25.4 billion in assets and revenues of over C$6.5 billion
• Top utility in Canada for its corporate citizenship, sustainability, and diversity initiatives
• Government of Ontario is a minority shareholder (49.9 per cent)
• Common shares are listed on the Toronto Stock Exchange (TSX: H)
• More than 5,500 employees
• More than 30,000 km of high voltage line
• 306 transmission stations
• 1.3 million residential and business customers across Ontario
Avista Snapshot
• One of the leading utilities in the United States
• Regulated transmission, distribution and generation utility
• Based in Spokane, Washington, with service territories across Washington, Oregon, Idaho, Alaska and Montana
• Common shares are listed on the New York Stock Exchange (NYSE: AVA)
• More than 1,700 employees
• 3,600 km of transmission line and 30,000 km of distribution lines
• 162 transmission/distribution stations
• Over 700,000 electricity and natural gas customers

About the Transaction
• On July 19, 2017, Hydro One and Avista jointly announced a definitive merger agreement, where Avista will become a wholly-owned subsidiary of Hydro One
• The new company will have over C$32.2 billion in assets, a combined rate base in excess of C$22.6 billion, and more than two million end customers
• Hydro One and Avista customer rates will not be impacted by any of the costs associated with the transaction
• No workforce reductions are anticipated as a result of this transaction
• Combined entity will be operated from Toronto, Ontario and will safely and reliably serve more than two million retail and industrial customers throughout North America
• The two companies have a shared culture and values as well as a commitment to the communities they serve
• Hydro One acquires a growing natural gas LDC and regulated power generation
• Diversification across multiple geographies, economies, regulators and businesses enhances stability and strategic positioning
• First acquisition by Hydro One outside Ontario (more than 90 acquisitions and integrations over the past 20 years)
• All stakeholders benefit from a more valuable company (unions, First Nations, employees, shareholders and citizens at large)
• No changes to Hydro One management, and Avista management will stay in place
• Combined company will be one of North America’s top 20 utilities
• Expected closing date in Q3 2018
This transaction will have no impact on Hydro One or Avista jobs or electricity rates
Financials
• Hydro One will acquire Avista for C$67 (US$53) per share
• Equity purchase price of C$6.7 billion in all-cash transaction
• The combined company will have an enterprise value of C$31.2 billion
• Offer price represents a premium of 24 per cent to Avista’s closing price on July 18, 2017 of $42.74
• On closing, Avista’s common stock will be delisted from the New York Stock Exchange (NYSE) while Hydro One’s common shares will continue to be listed on the Toronto Stock Exchange (TSX)
• Attractive dividend yield and earnings accretion
• 70-80 per cent targeted dividend payout ratio will remain unchanged
• Acquisition provides opportunity for higher ROE (current ROE in Ontario is 8.78 per cent, and Avista’s is between 9.4 and 12.88 per cent per region)
• Projected rate-base compound annual growth rate (CAGR) of 5.7 per cent from 2017 to 2021
• Combined C$31.2 billion in enterprise value
• Combined rate base of C$22.6 billion

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.